Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of IndexIQ Active ETF Trust of our report dated June 22, 2023, relating to the financial statements and financial highlights for the funds constituting IndexIQ Active ETF Trust listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended April 30, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 25, 2023

Appendix A

IQ Ultra Short Duration ETF

IQ MacKay ESG Core Plus Bond ETF

IQ Mackay ESG High Income ETF

IQ Mackay Multi-Sector Income ETF

IQ MacKay Municipal Insured ETF

IQ MacKay Municipal Intermediate ETF

IQ MacKay California Municipal Intermediate ETF

IQ Winslow Large Cap Growth ETF

IQ Winslow Focused Large Cap Growth ETF